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EXHIBIT 5.4

CONSENT OF DORSEY & WHITNEY LLP

        We hereby consent to the reference to our opinions under "United States Federal Income Tax Considerations" in the Registration Statement on Form F-10 of Central Gold-Trust. In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933 or the rules and regulations thereunder.

/s/ Dorsey & Whitney LLP

Toronto, Canada
January 30, 2008

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CONSENT OF DORSEY & WHITNEY LLP